                                                      UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 22, 2012

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

        Delaware                                                                            87-0267438
(State or other jurisdiction of                  (I.R.S. Employer Identification No.)
incorporation or organization)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 22, 2012, Tengasco, Inc. issued a press release which discloses the results of the Company’s drilling operations for the year ended December 31, 2011.  The press release describes annual production levels in the Company’s oil producing properties located primarily in Kansas, and the Company’s oil reserves at year end 2011.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01                      Other Events.

In early 2012, the Company purchased an inventory of casing, tubing, and pump jacks for $1.7 million to be used in the first 20 wells of a program to drill 36 or more wells as quickly as practical in 2012. The wells will be drilled primarily from the Company’s cash flow and some use of the F&M Bank borrowing base, and will not involve any third party drilling partners.  The Company has contracted for a drilling rig to be used exclusively drilling for the Company throughout the year, with an option to add additional rigs.  Plans primarily include oil well drilling in Kansas, but also include several wells in Tennessee. At time of this release, since the start of 2012 the Company has drilled and completed in Kansas as producers the first three wells and begun the fourth well of this program. The Company anticipates that it can secure a second drilling rig shortly to increase the pace of its 2012 capital plan.

On January 25, 2012, the Company’s wholly-owned subsidiary, Manufactured Methane Corporation (“MCC”), commenced sales of electricity generated at the Carter Valley site of its methane extraction facilities.  The electricity generated is sold under contract between MMC, Holston Electric Cooperative, Inc., the local distributor, and Tennessee Valley Authority through TVA’s Generation Partners program.  This will offset MMC’s electrical costs and provide a second revenue stream from the methane facilities. Methane gas sales will continue simultaneously with electric generation.  The electric generation also reduces oxygen input to the methane plant, which along with improvements to the collection system in the field have together resulted in consistently high levels in-service time since January 25.  Although a portion of the gas used for generation of electricity will not be available for methane extraction, the use of the gas for electricity is equivalent to sale of the methane for almost $15 per MMBtu, more than double the price currently received for methane sales and six times the current natural gas spot market price.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: February 22, 2012

Tengasco, Inc.

By: s/Jeffrey R. Bailey
       Jeffrey R. Bailey,
       Chief Executive Officer